EXHIBIT 10.7

CREDIT LINE CONTRACT

BANK ACCOUNT NUMBER      EXPIRY DATE         CURRENCY          C.C.C.

050-10449-95             14/07/2013            EURO    0075 0953 66 05010*****95

CREDIT LIMIT

45.000,00 (FORTY FIVE THOUSAND EURO)

PLACE & DATE OF THE CONTRACT

BENALMADENA 19/07/2012

ACTING, BANCO POPULAR ESPANOL S.A., (The Bank) represented by

BANK REPRESENTATIVES:

D. ALVARO PEREZ MOLINA, with ID card number 074661628V and D(a). MACARENA OTEOR BONILLA, with ID card number 014614395B

And on behalf of the other party:

ACTING AS      ID TAX NUMBER             NAME          LIABILITY GUARANTOORS OR
                                                              ON BEHALF OF
HOLDER         C.IF. B92914282       ARROW CARS S.L.

GUARANTOR      X3570493L             JEREMY DEAN HARRIS          100,00

PROXY          X3570493L             JEREMY DEAN HARRIS   HOLDER 001 DOCUM 76

POWER OF ATTORNEY:  NOTARY: AMELIA MARIN GARCIA; PLACE: ARROYO DE LA MIEL; DATE:
13/01/2010; NR. 76.

ADDRESS: AV. MIJAS 1, OFICINA 1. BENALMADENA. MALAGA 29630

                              SETTLEMENT CONDITIONS

INTEREST

OUTSTANDING BALANCES                                     OVERDRAWN BALANCES

  - Settlement                        10,00%        Settlement interest: 19,000%

ON CREDITOR BALANCES

The creditor balances will be settled at the interest rate according to the following list:

NET AVERAGE BALANCE                     APR INTEREST           ANNUAL INTEREST

-From 0,01 euros                          0,000%                    0,000%

Settlement period: Monthly

COMISSIONS

- Renewal 1,50%

- Availability 0,50%

- Overdraft 4,50%. Monthly. Minimum 12 Euros This minimum will not be applicable to excess lower than 60 Euros.

- Administration 0,55%

- Renegotiation of debt 3,50%

COSTS

- Study 0,50%

- Post: will depend on the official tariff applicable.

- Claim of overdrawn payments: 34,00 euros.

APR: 13.294%

                   SETTLEMENT TRANSACTION AND CREDIT REDUCTION

- Fix rate transaction.

The interest settlement will be made in arrears, being made the first one for the days between the date of this contract and the 19/08/2012. The following settlements will be done monthly since that date.

The maximum amount of credit will be reduced on the dates and for the amounts expressed in the dates of settlement/credit reduction, in a way that on the expiry date the credit will be fully settled.

The guarantor jointly and severally will be obliged to settle the amount corresponding to the debt, on the day agreed according to the following:

                                   CONDITIONS

FIRST.-

This is a mercantile credit and will work through the bank account mentioned in the condition second. It will incur in the following costs or commissions:

     a) Opening commission calculated on the total amount and will be received once, at the signing of this contract or in a few settlements.

     b) Study costs or other costs, calculated calculated on the total amount and will be received once, at the signing of this contract.

     c) Availability commission, calculated on the total amount of the credit charged once.

     d) In case the account becomes overdrawn it will charge, together with the interest agreed in the condition fourth, it will be charged the commission for overdraft. In order to set the amount of the commission it will be taken into account the highest outstanding balance of the account during the period corresponding to the settlement of interests. This commission will be charged in the debtor bank account together with the settlement of interests of the period.

     e) Administration commission will be charged for each entry. This commission will not be charged for settlement of interests or commissions of the account nor the movements caused by corrections. The charged will be made together with the settlement of the interests.

     f) Early redemption commission calculated on the actual limit on the date of the application and that will be paid together with the settlement of the interests.

     g) Costs of communication and request of repayment for each overdrawn amount of the bank account.

     h) Renegotiation commission, of the outstanding and unpaid debt in case the holder once the credit will be unpaid request to the Bank not to cancel this credit line but study the possibilities given by the holder to repay the credit line, and the Bank accepts the request. This commission will be calculated on the highest outstanding amount that the accounts have had during the settlement period. The commission will not be due either if the client let the Bank know that he is not interested in the study requested or if the Bank decides accordingly with condition seventh, close the credit account or if it is accepted by the Bank refinancing the outstanding debt.

     i) Renewal commission in case the credit line will be renewed when the client request it. The commission will be calculated on the total amount of the credit subject of renewal.

The amount of the costs and commissions are set in the paragraph SETTLEMENT CONDITIONS, which will set the timing of the charges.

SECOND.-

The amounts used or paid on account of this credit, also the interests and the commissions will be accounted in the bank account opened in the above mentioned office with the same number of this credit line contract. The transactions regulated by the Law 16/2009 are suitable in this credit account. For this purpose, the holder will have to agree a separated contract with the Bank.

Outstanding and creditor balances will incur the daily the annual interest as set in Settlement Conditions. The timing of the charges will set in Settlement conditions too. The interests will be calculated following the next formula:

I=C*R*T/36.000

Being:

C= Average used amount of the account within the settled period.

R= annual Interest Rate.

T= Number of days since the previous settlement or since agreement of the credit account.

The interest rate applicable to the outstanding balance of the account will be set in the Settlement Conditions. The changes in the interest rate applicable will be notified to the Holder 7 days before the bank apply them. These changes can be notified also through their publishing in the offices notice board not less than two month before the new conditions become enforceable. The Bank can also choose to publish the changes in the B.O.E. seven days before they become applicable.

If the credit account is agreed on variable interest rate, the additional condition will set the way the interest rate will be calculated.

THIRD.-

The parties agree that the limit of the credit lent to the Holder will be reduced on the dates and amounts set in SETTLEMENT TRANSACTION AND CREDIT REDUCTION in such a way that on the expiry date the credit will be fully cancelled.

The holder will make whatever deposits are required in the account in order to adjust the balance on the account to the maximum limit of credit available. The limit of the credit will be considered reduced, only, after fulfilling the repayments agreed.

Nevertheless, the credit limit will be automatically reduced if the Holder request the Administration process, at the amount used when the Administration is being requested.

FOURTH.-

The holder will respect the credit limit. The excess of the limit will incur since the day of the excess and until its payment the interest set in Settlement Conditions.

The parties agree that the interests outstanding in the credit account will incur toghether with the principal of the credit interests.

FIFTH.-

The Holder and the guarantor give to the Bank the following faculties:

     a) The Bank is entitled to use, whatever amounts of money received, to pay the charges of this contract although the purpose of the client for this amount would be different.

     b) The Bank is entitled to sell any stock or financial assets deposited in the Bank in favor of the holder or its guarantor, in order to cancel totally or partially the credit subject of this contract.

     c) The Bank is entitled to use whatever cash balance existing in favor of the holder or the guarantor to cancel totally or partially the credit subject of this contract.

SIXTH.-

 Creditor balances in the account and any other cash balances or any financial assets as described before will be considered guarantees in favor of the Bank until the total redemption of all the debts related to this contract. The Bank can charge in this credit account, postdated checks, or outstanding balances of other accounts.

SEVENTH.-

Nevertheless the Term of this contract the Holder can cancel the credit account after repayment of the outstanding balance and notifying the Bank 15 natural days in advance through certified post. The Bank can charge the corresponding Early Repayment Commission set in Condition First f).

The Bank will be entitled to cancel the credit account at any time and specially:

     a) In case the holder do not deposit in the credit account the amounts for principal and interest needed to avoid the limit set in Settlement Transaction and Credit Reduction, no matter what balances there are in other accounts in favor of the Holder.

     b) Lack of payment of any other contractual obligation between the Bank and the Holder: lack of payment of postdated checks, any legal process that would imply the seize of the holders' goods, any kind of insolvency and also in case the Holder will not provide to the Bank the guarantees of the risk in relation to article 1.129 of the Civil Code; the arrangement of mortgages or any other charge over any properties or goods or the fact that appear in the Land Registry charges or sales in favor of third parties which might imply the reduction of the wealth of the Holder but in case new guarantees will be provided to the Bank; the application of administration by the Holder or a third party together by the lack of payment of any obligation by the Holder; stop the actual activity.

     c)   The  wealth   reduction  of  the  guarantor  that  might  imply  their
          insolvency, understanding as such the administration process application, arrangement of mortgages by the guarantor in favor of creditors; death and seize of all or any of the guarantor goods, except in case they provide new guarantees to the Bank.

     d) Breaching by the Holder of any of the essential conditions of this contract, specially send the Bank periodically the Holder's Annual accounts, P&G and Balance Sheet. It will be also considered a cause of early cancellation the opinions of the auditor such as Opinion with reserves, non favorable opinion or any of similar meaning.

     e) In case the economic situation of the Holder or guarantor will change in a way that can affect their ability to fulfill the conditions of this contract, as a consequence of court sentences that could provoke the insolvency of them, but new guarantees are provided.

     f) In case the holder or the guarantor agree: the dissolution of the company; the change of its social subject, if this changes can affect their solvency, but new guarantees are provided.

     g)   Lack of payment of Social Security, salaries or taxes.

     h) In case of companies when the shares of any of the holders will be reduced in a way that will affect the right of vote and majorities inside the company, except if the reduction just implies an exchange of percentages between shareholders.

     i) If any holder's or guarantor creditor declares expired the obligations between them.

In any of the above cases the Bank will notify the holder in writing in the address mentioned above the cancellation of this contract, being legally enforceable if within 48 hours since it was notified the payment has not been done.

Once the credit account will be cancelled, the Bank will produce the corresponding settlement, obtaining the amount that will be legally enforceable. As per article 573 of the Civil Procedure Law it is agreed by the parties that the settlement to obtain the amount legally enforceable will be done by the Bank, issuing a certificate with the balance of the credit account the day of its cancellation.

Therefore in order to the legal enforcement of this contract it will be sufficient this contract, the certificate of the article 517.2.5(0) of the Civil Procedure Law, the certificate of the balance, mentioned before and the bank statements of the credit account since it was contracted. The Notary will state that the Balance is the one appearing in the credit account and that the settlement is being made following what was agreed by the parties. Also it will be presented the acknowledgement of receipt of the notification to the Holder or Guarantor of the outstanding amount.

EIGHTH.-

Once the credit account will be cancelled, the outstanding amounts and unpaid will incur in penalty interest, since the next day to the expiry until the full payment, at the interest agreed on the condition fourth of this contract, also, the renegotiation commission agreed in condition first will be calculated taking into account the amount non repaid.

NINTH.-

All the costs and Taxes of this contract, even the Notary Fees will be paid by the Holder. Also the Bank will charge the client with the mail costs when appropriate.

TENTH.-

The Guarantor guarantees jointly and severally with the Holder of the credit account the obligations related to this contract.

The guarantee will be effective at first request of the Bank. The Bank will not need to prove that the contract has been legally enforced. The application of Administration by the Holder plus non fulfilling any other obligation with the Bank or with a third creditor will entitle the Bank to cancel this contract.

In case of the Holder declared in Bankruptcy or Administration, the guarantor will be liable for the full debt related to this contract.

ELEVENTH.-

Automated treatment of Personal Data: Accordingly with article n(0) 5 of the Ley Organica 15/1999 de Proteccion de Datos (LOPD), the Financial Lessor inform to the parties of this contract that the personal data used during the process of this file and related data that could be obtained from the public registries will be incorporated into a data base related to the development of the contractual relationship, including the transfer of such data, in case of breach of contract, to data bases related to credit rating and breaching of obligations. The data base will be used internally by the Financial Lessor and the companies of its group with the ppurpose of offering financial, insurance and investment services.

The BANK is responsible of the data base and the use of it. The people entitled to it, can make use before the Bank of their rights of access, rectification, cancelation and opposition given by the Ley Organica and related development

Laws, through document sent to the address of the Bank or through email sent to atencionaclientes@bancopopular.es.

The owner of the data permit expressly the collection of the data above described, its treatment and any communication or transfer of the above mentioned data between the Bank and the other companies of its group, with the purpose and activities mentioned. The companies of the group will be those mentioned in the web site www.bancopopular.es

The signing parties of this contract do not accept the transfer of data for any other purpose not directly related with the development and fulfillment of this contract:

TWELVETH.-

According to the Article 22 of the Law 34/2002 of June the 11th, the Bank notify the Holder the intention of sending them advertising emails. The holder gives his consent to receive this kind of emails. The consent of the Holder can be revoked sending a written communication to the Bank to calle Velazquez, 34, 28001 Madrid.

THIRTEENTH.-

The Holder might relinquish to the Bank postdated checks or direct debits to be cashed into the Holders credit account. the Holder authorize to the Bank to act on behalf of the holder as collector of those payments, in case they become unpaid, allowing the Bank to find information related to the solvency of those obliged to pay the above mentioned checks or direct debits. Once the payment will be done to the Holder, he will be obliged to let it know to the Bank. The Holder will be liable for any breach of this obligation.

FOURTEENTH.-

According to the Article 60 of the Law 44/2002 of November the 22nd the Bank is obliged to inform the Risk Center of the Bank of Spain the data needed to identify the people which the Bank has provided credit, their characteristics and risks, including, specially, the amount and the possibility of redemption of the same. When the credit risks will be related with sole traders this condition will be included. Also the client is inform of the right of the Bank to be informed the report of the Cir about the risks registered.

FIFTEENTH.-

The Bank informs, that in case of lack of payment of the amounts owed according to what has been agreed in this contract, and fulfilling the legal conditions of being: an existing debt, outstanding and unpaid, younger than 6 years old, which payment had been requested, the data related to the debt wil be sent to databases including the fulfilling of financial obligations.

                                ADITIONAL CLAUSE

ADITIONAL CLAUSE.-

This contract is renewal of the contract of credit account with limit of 45.000,00 (euro), expired on 18/07/2012. Once this was cancelled, the balance of it is transferred to this one with an outstanding amount of 44.998,04 (euro) on 18/07/2012, to which the Holder and the creditor agree.

THE HOLDER/

ARROW CARS S.L.                                        BANK (PP)

PP. JEREMY DEAN HARRIS                                 ALVARO PEREZ MOLINAI

THE GUARANTOR/

JEREMY DEAN HARRIS                                     MACARENA OTERO BONILLA

                                                       NOTARY

                                                       Signature and notary seal